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                                                                    EXHIBIT 5

WHITE AND STEPP LLP
ATTORNEYS AT LAW

4100 NEWPORT PLACE, SUITE 800

NEWPORT BEACH, CALIFORNIA 92660-2422
TELEPHONE:     714.660.9700

FACSIMILE:     714.660.9010

May 30, 1997

Mr. Fred Behrens
AMCOR Capital Corporation
52300 Enterprise Way
Coachella, CA 92236

         Re: AMCOR Capital Corporation Series A 9% Convertible Preferred Stock
             Offering Opinion Re: Legality

Dear Mr. Behrens:

        We have acted as counsel for AMCOR Capital Corporation, a Delaware corporation ("Company"), in connection with the Company's Registration Statement on Form S-2 ("Registration Statement") relating to the registration, pursuant to the provisions of the Securities Act of 1933, as amended, of the offer and sale of 550,000 shares of Series A 9% Convertible Preferred Stock ("Series A Preferred Shares") of the Company, to be offered and sold by Torrey Pines Securities, Inc. ("Underwriter"). As specified in the Registration Statement, the Company is also registering an additional 82,500 shares of Series A 9% Convertible Preferred Stock which may be sold to the Underwriter pursuant to an over-allotment option ("Additional Shares").

         In so acting, we have examined a copy of the Registration Statement, copies of the Company's Certificate of Incorporation and By-laws, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In giving such opinions, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Based on our examination as aforesaid and subject to the assumptions and limitations herein set forth, we are of the opinion that, upon the issuance by the Company of the Series A Preferred Shares and the Additional Shares, if any, to the Underwriter and payment therefor as described in the Registration Statement, such shares will be validly issued, fully paid and nonassessable.




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Mr. Fred Behrens
May 30, 1997
Page 2

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are concerned. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the use of our firm name under the caption "Legal Matters" herein.


                                                    Sincerely,

                                                    WHITE AND STEPP LLP



                                                    BY: Thomas E. Stepp, Jr.